Exhibit 99.5

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated combined financial data reflects Atlas Energy, L.P.’s (the “Partnership”) historical results as adjusted on a pro forma basis to give effect to Atlas Resource Partners, L.P.’s (“ARP”; NYSE: ARP) acquisitions of (i) certain assets from Carrizo Oil & Gas, Inc. (NASDAQ: CRZO; “Carrizo”) on April 30, 2012 and the related issuance of 6.0 million of its common limited partner units in a private placement to partially fund the purchase price, and (ii) certain proved reserves and associated assets from Titan Operating, L.L.C. (“Titan”) on July 25, 2012 for 3.8 million of its common units and 3.8 million convertible Class B preferred units, as well as $15.4 million in cash for closing adjustments. The estimated adjustments to effect the acquisitions are described in the notes to the unaudited pro forma financial data.

The unaudited pro forma consolidated balance sheet information as of June 30, 2012 reflects the acquisition of Titan for 3.8 million ARP common units and 3.8 million convertible Class B preferred units, as well as $15.4 million in cash for closing adjustments, which was funded through borrowings under ARP’s revolving credit facility. In addition, Carrizo was included in the historical balance sheet as the acquisition occurred on April 30, 2012.

The unaudited pro forma consolidated combined statements of operations information for the six months ended June 30, 2012 and the twelve months ended December 31, 2011 reflect the following transactions as if they occurred as of the beginning of the respective period:

•

ARP’s acquisition of Titan for 3.8 million of its common units and 3.8 million convertible Class B preferred units, as well as $15.4 million in cash for closing adjustments, which was funded through borrowings under its revolving credit facility; and

•

ARP’s acquisition from Carrizo for gross cash consideration of $190.0 million, net of $3.0 million of purchase price reductions for working capital and other amounts, which was funded through (i) ARP’s private placement of 6,027,945 common limited partner units to investors at a negotiated purchase price of $20.00 per unit and (ii) ARP’s borrowings of $67.5 million under its revolving credit facility.

The unaudited pro forma consolidated balance sheet and the pro forma consolidated combined statements of operations were derived by adjusting the Partnership’s historical consolidated combined financial statements. However, management of the Partnership believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above. The unaudited pro forma financial data presented is for informational purposes only and is based upon available information and assumptions that management of the Partnership believes are reasonable under the circumstances. This unaudited pro forma financial information is not necessarily indicative of what the financial position or results of operations of the Partnership would have been had the transactions been consummated on the dates assumed, nor are they necessarily indicative of any future operating results or financial position. The Partnership may have performed differently had the transactions actually occurred on the dates assumed.

In February 2012, the board of directors of the Partnership’s General Partner (“the Board”) approved the formation of ARP as a newly created exploration and production master limited partnership and the related transfer of substantially all of the Partnership’s exploration and production assets to ARP on March 5, 2012. The Board also approved the distribution of approximately 5.24 million ARP common units to the Partnership’s unitholders, which were distributed on March 13, 2012 using a ratio of 0.1021 ARP limited partner units for each of the Partnership’s common units owned on the record date of February 28, 2012. The distribution of ARP limited partner units represented approximately 20% of the common limited partner units outstanding at March 13, 2012.

On February 17, 2011, the Partnership acquired its exploration and production assets (the “Transferred Business”) from Atlas Energy, Inc. (“AEI”), the former owner of the Partnership’s general partner. Upon its acquisition, management of the Partnership determined that the acquisition constituted a transaction between entities under common control. In comparison to the acquisition method of accounting, whereby the purchase price for the asset acquisition would have been allocated to identifiable assets and liabilities of the Transferred Business with any excess treated as goodwill, transfers between entities under common control require that assets and liabilities be recognized by the acquirer at historical carrying value at the date of transfer, with any difference between the purchase price and the net book value of the assets recognized as an adjustment to partners’ capital. Also, in comparison to the acquisition method of accounting, whereby the results of operations and the financial position of the Transferred Business would have been included in the Partnership’s consolidated combined financial statements from the date of acquisition, transfers between entities under common control require the acquirer to reflect the effect of the assets acquired and liabilities assumed and the related results of operations at the beginning of the period during which it was acquired and retrospectively adjust its prior year financial statements to furnish comparative information. As such, the Partnership reflected the impact of the acquisition of the Transferred Business on its consolidated combined financial statements in the following manner:

•

Recognized the assets acquired and liabilities assumed from the Transferred Business at their historical carrying value at the date of transfer, with any difference between the purchase price and the net book value of the assets recognized as an adjustment to partners’ capital; and

•

Retrospectively adjusted its consolidated combined financial statements for any date prior to February 17, 2011, the date of the Transferred Business acquisition, to reflect its results on a consolidated combined basis with the results of the Transferred Business as of or at the beginning of the respective period. The Transferred Business’ historical financial statements prior to the date of acquisition do not reflect general and administrative expenses and interest expense. The Transferred Business was not managed by AEI as a separate business segment and did not have identifiable labor and other ancillary costs. The general and administrative and interest expenses of AEI prior to the date of acquisition, including the exploration and production business segment, related primarily to business activities associated with the business sold by AEI to Chevron Corporation in February 2011 and not activities related to the Transferred Business.

ATLAS ENERGY, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

JUNE 30, 2012

(in thousands)

(Unaudited)

	Historical	Historical Titan	Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$32,697	$1,369	$18,862	(a)	$34,066
			(18,862	)(a)

Accounts receivable	117,427	5,006	—		122,433
Current portion of derivative asset	53,470	—	—		53,470
Prepaid expenses and other	19,004	179	—		19,183

Total current assets	222,598	6,554	—		229,152

PROPERTY, PLANT AND EQUIPMENT, NET	2,457,539	196,039	19,389	(b)	2,672,967
GOODWILL, NET	31,784	—	—		31,784
INVESTMENT IN JOINT VENTURE	86,092	—	—		86,092
INTANGIBLE ASSETS, NET	113,111	—	—		113,111
LONG-TERM DERIVATIVE ASSET	49,233	—	—		49,233
OTHER ASSETS, NET	53,638	826	—		54,464

	$3,013,995	$203,419	$19,389		$3,236,803

LIABILITIES AND PARTNERS’ CAPITAL/EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$3,908	$—	$—		$3,908
Accounts payable	64,437	458	—		64,895
Liabilities associated with drilling contracts	18,757	—	—		18,757
Accrued producer liabilities	56,494	—	—		56,494
Current portion of derivative liability	—	710	—		710
Current portion of derivative payable to Drilling Partnerships	15,880	—	—		15,880
Accrued interest	2,186	—	—		2,186
Accrued well drilling and completion costs	34,936	—	—		34,936
Revenue distribution payable	—	2,889	—		2,889
Accrued liabilities	56,107	925	—		57,032

Total current liabilities	252,705	4,982	—		257,687

LONG-TERM DEBT	853,065	70,000	(70,000	)(b)	871,927
			18,862	(a)
LONG-TERM DERIVATIVE LIABILITY	128	766	—		894
LONG-TERM DERIVATIVE PAYABLE TO DRILLING PARTNERSHIPS	8,508	—	—		8,508
ASSET RETIREMENT OBLIGATIONS AND OTHER	58,510	1,660	—		60,170

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL/EQUITY:
Common limited partners’ interests	438,011	—	(133	)(a)	437,878
Equity	—	126,011	89,389	(b)	—
			(215,400	)(a)
Accumulated other comprehensive income	22,247	—	—		22,247

	460,258	126,011	(126,144)		460,125
Non-controlling interests	1,380,821	—	196,786	(a)	1,577,492
			(115	)(a)

Total partners’ capital/equity	1,841,079	126,011	70,527		2,037,617

	$3,013,995	$203,419	$19,389		$3,236,803

ATLAS ENERGY, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2012

(in thousands)

(Unaudited)

	Historical	Historical Carrizo	Historical Titan	Adjustments		Pro Forma
REVENUES:
Gas and oil production	$36,624	$6,878	$9,733	$—		$53,235
Well construction and completion	55,960	—	—	—		55,960
Gathering and processing	561,762	—	—	—		561,762
Administration and oversight	4,146	—	—	—		4,146
Well services	10,258	—	—	—		10,258
Gain (loss) on mark-to-market derivatives	55,812	—	(1,477)	—		54,335
Other, net	3,305	—	67	—		3,372

Total revenues	727,867	6,878	8,323	—		743,068

COSTS AND EXPENSES:
Gas and oil production	8,952	4,278	3,988	—		17,218
Well construction and completion	48,301	—	—	—		48,301
Gathering and processing	465,597	—	—	—		465,597
Well services	4,844	—	—	—		4,844
General and administrative	74,855	—	1,532	—		76,387
Depreciation, depletion and amortization	62,484	—	10,170	5,491	(c)	78,214
				69	(d)

Total costs and expenses	665,033	4,278	15,690	5,560		690,561

OPERATING INCOME (LOSS)	62,834	2,600	(7,367)	(5,560)		52,507
Interest expense	(19,385)	—	(1,520)	(551	)(e)	(21,969)
				(279	)(f)
				(234	)(g)
Loss on asset sales and disposal	(7,021)	—	—	—		(7,021)

NET INCOME (LOSS)	36,428	2,600	(8,887)	(6,624)		23,517
Loss (income) attributable to non-controlling interests	(62,556)	—	—	6,510	(h)	(56,046)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON LIMITED PARTNERS	$(26,128)	$2,600	$(8,887)	$(114)		$(32,529)

NET LOSS ATTRIBUTABLE TO COMMON LIMITED PARTNERS PER UNIT:
Basic	$(0.51)					$(0.63)

Diluted	$(0.51)					$(0.63)

WEIGHTED AVERAGE COMMON LIMITED PARTNER UNITS OUTSTANDING:
Basic	51,306					51,306

Diluted	51,306					51,306

ATLAS ENERGY, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands)

(Unaudited)

	Historical	Historical Carrizo	Historical Titan	Adjustments		Pro Forma
REVENUES:
Gas and oil production	$66,979	$47,118	$30,886	$—		$144,983
Well construction and completion	135,283	—	—	—		135,283
Gathering and processing	1,329,753	—	—	—		1,329,753
Administration and oversight	7,741	—	—	—		7,741
Well services	19,803	—	—	—		19,803
Loss on mark-to-market derivatives	(20,453)	—	—	—		(20,453)
Other, net	31,803	—	327	—		32,130

Total revenues	1,570,909	47,118	31,213	—		1,649,240

COSTS AND EXPENSES:
Gas and oil production	17,100	13,936	5,330	—		36,366
Well construction and completion	115,630	—	—	—		115,630
Gathering and processing	1,123,386	—	—	—		1,123,386
Well services	8,738	—	—	—		8,738
General and administrative	80,584	—	2,556	—		83,140
Depreciation, depletion and amortization	109,373	—	26,527	23,165	(c)	159,275
				210	(d)
Asset impairment	6,995	—	196,835	—		203,830

Total costs and expenses	1,461,806	13,936	231,248	23,375		1,730,365

OPERATING INCOME (LOSS)	109,103	33,182	(200,035)	(23,375)		(81,125)
Interest expense	(38,394)	—	(2,055)	(1,650	)(e)	(43,405)
				(838	)(f)
				(468	)(g)
Loss on early extinguishment of debt	(19,574)	—	—	—		(19,574)
Gain on asset sales	256,292	—	—	—		256,292

INCOME (LOSS) FROM CONTINUING OPERATIONS	307,427	33,182	(202,090)	(26,331)		112,188

DISCOUNTED OPERATIONS:
Loss on discounted operations	(81)	—	—	—		(81)

NET INCOME (LOSS)	307,346	33,182	(202,090)	(26,331)		112,107
Income attributable to non-controlling interests	(257,643)	—	—	—		(257,643)

INCOME (LOSS) AFTER NON-CONTROLLING INTERESTS	49,703	33,182	(202,090)	(26,331)		(145,536)
Income not attributable to common limited partners (results of operations of the Transferred Business as of and prior to February 17, 2011)	(4,711)	—	—	—		(4,711)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON LIMITED PARTNERS	$44,992	$33,182	$(202,090)	$(26,331)		$(150,247)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON LIMITED PARTNERS PER UNIT:
Basic	$0.91					$(3.11)

Diluted	$0.88					$(3.11)

WEIGHTED AVERAGE COMMON LIMITED PARTNER UNITS OUTSTANDING:
Basic	48,235					48,235

Diluted	49,694					48,235

ATLAS ENERGY, L.P. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(a)	To reflect the consummation of the Titan acquisition through the transfer to Titan of gross consideration of $215.4 million, comprised of 3.8 million ARP common units, 3.8 million ARP Class B preferred units and $15.4 million of cash. In addition, ARP paid $3.4 million of transaction costs, of which $0.2 million were allocated between common limited partner equity and non-controlling interests. ARP funded the $18.8 million of cash costs through borrowings under its revolving credit facility.
(b)	To reflect the preliminary purchase price allocation of the Titan acquisition. The purchase price allocation for the assets acquired and liabilities assumed is based upon their estimated fair values, which are subject to adjustment and could change significantly as ARP continues to evaluate this preliminary allocation.
(c)	To reflect incremental depreciation, depletion and amortization expense, using the units-of-production method, related to the oil and natural gas properties acquired from Carrizo.
(d)	To reflect incremental accretion expense related to $3.9 million of asset retirement obligations on oil and gas properties acquired from Carrizo.
(e)	To reflect the adjustment to interest expense to finance the $67.5 million of borrowings under ARP’s revolving credit facility to partially fund the acquisition of assets from Carrizo based on its current interest rate of 2.5%.
(f)	To reflect the amortization of deferred financing costs incurred as a result of the Carrizo acquisition related to ARP’s revolving credit facility over the remainder of the facility’s respective term.
(g)	To reflect the adjustment to interest expense to finance the $18.8 million of borrowings under ARP’s revolving credit facility to partially fund the acquisition of Titan based on its current interest rate of 2.5%.
(h)	To reflect the adjustment of non-controlling interests in the net income (loss) of ARP as a result of the pro forma statement of operations adjustments previously noted. The allocation of ARP net income (loss) to non-controlling interests is based upon the general partner’s and limited partners’ relative ownership interests subsequent to the transfer of assets to ARP on March 5, 2012, as well as required minimum distributions to preferred limited partners.